Exhibit 5.1

NORTH POINT • 901 LAKESIDE AVENUE • CLEVELAND, OHIO 44114.1190

TELEPHONE: +1.216.586.3939 • FACSIMILE: +1.216.579.0212

September 5, 2014

Marathon Petroleum Corporation

539 South Main Street

Findlay, Ohio 45840

Re:	$750,000,000 of 3.625% Senior Notes due 2024, $800,000,000 of 4.750% Senior Notes due 2044 and $400,000,000 of 5.000% Senior Notes due 2054 of Marathon Petroleum Corporation

Ladies and Gentlemen:

We are acting as counsel for Marathon Petroleum Corporation, a Delaware corporation (the “Company”), in connection with the issuance and sale of $750,000,000 aggregate principal amount of the Company’s 3.625% Senior Notes due 2024, $800,000,000 aggregate principal amount of the Company’s 4.750% Senior Notes due 2044 and $400,000,000 aggregate principal amount of the Company’s 5.000% Senior Notes due 2054 (collectively, the “Notes”), pursuant to the Underwriting Agreement, dated as of September 2, 2014, entered into by and among the Company and Mitsubishi UFJ Securities (USA), Inc., RBS Securities Inc., Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC, acting as representatives of the several underwriters named therein. The Notes will be issued pursuant to an indenture, dated as of February 1, 2011 (as amended, supplemented or otherwise modified through the date hereof, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of such opinion.

Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that the Notes constitute valid and binding obligations of the Company.

The opinion set forth above is subject to the following limitations, qualifications and assumptions:

For the purposes of the opinion expressed herein, we have assumed that (i) the Trustee has authorized, executed and delivered the Indenture, (ii) the Notes have been duly authenticated by the Trustee in accordance with the terms of the Indenture and (iii) the Indenture is the valid, binding and enforceable obligation of the Trustee.

ALKHOBAR — AMSTERDAM — ATLANTA — BEIJING — BOSTON — BRUSSELS — CHICAGO — CLEVELAND — COLUMBUS — DALLAS

DUBAI — DÜSSELDORF — FRANKFURT — HONG KONG — HOUSTON — IRVINE — JEDDAH — LONDON — LOS ANGELES — MADRID

MEXICO CITY — MIAMI — MILAN — MOSCOW — MUNICH — NEW YORK — PARIS — PERTH — PITTSBURGH — RIYADH — SAN DIEGO

SAN FRANCISCO — SÃO PAULO — SHANGHAI — SILICON VALLEY — SINGAPORE — SYDNEY — TAIPEI — TOKYO — WASHINGTON

Marathon Petroleum Corporation

September 5, 2014

The opinion expressed herein is limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer and fraudulent conveyance, voidable preference, moratorium or other similar laws and related regulations and judicial doctrines from time to time in effect relating to or affecting creditors’ rights generally and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

As to facts material to the opinion and assumptions expressed herein, we have relied upon oral or written statements and representations of the officers and other representatives of the Company and others.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware and the laws of the State of New York, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Current Report on Form 8-K dated the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3 (Registration No. 333-197128) (the “Registration Statement”), filed by the Company to effect the registration of the Notes under the Securities Act of 1933 (the “Act”) and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Jones Day